EXHIBIT 24.1

Bats Global Markets, Inc.

Secretary’s Certificate

The undersigned, Eric Swanson, Secretary of Bats Global Markets, Inc., a Delaware corporation (“Corporation”), does hereby certify that at meetings of the Board of Directors of the Corporation duly held on February 10, 2016 and March 28, 2016, a quorum being present at each, the following resolutions were unanimously adopted:

February 10, 2016

Form S-8 Registration Statement

WHEREAS, in connection with the IPO, the Board deems it advisable and in the best interests of the Company and its stockholders to register on one or more Registration Statements on Form S-8 (each such registration statement, a “Form S-8”), including all exhibits thereto, the number of shares of the Common Stock of the Company to be issued pursuant to the Omnibus Plan, the Directors Plan and the ESPP (collectively, the “Plans”).

NOW, THEREFORE, BE IT RESOLVED, that, effective upon receipt of stockholder approval of the Plan, the Authorized Officers are, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to execute and cause to be filed with the Securities and Exchange Commission (the “SEC”) the Form S-8;

FURTHER RESOLVED, that the appropriate officers of the Company (the “Authorized Officers”) be, and each of them hereby is, authorized, empowered and directed to cause to be executed and filed with the SEC such further amendments or supplements to the Form S-8 as such Authorized Officers may deem necessary or desirable, or as may be required by the SEC, and to take such other actions and execute such other documents as any of them may deem necessary or appropriate to cause the Form S-8 to become and remain effective under the Securities Act and the rules and regulations thereunder;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to cause to be prepared and distributed to holders of equity awards granted under the Plans such document or documents as may be required to constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act covering the Common Stock subject to the Form S-8;

FURTHER RESOLVED, that each officer and director who may be required to sign and execute the Form S-8, or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the

Company, or otherwise), be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing Brian N. Schell, Chief Financial Officer, or Eric Swanson, General Counsel and Secretary, his true and lawful attorneys-in-fact each with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Form S-8 and any and all amendments thereto (including post-effective amendments) and documents in connection therewith, and to file the same with the Commission, each said attorney to have full power and authority to do and perform, in the name of and on behalf of each of said officers and directors of the Company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith, as fully and to all intents and purposes as such officer or director of the Company might or could do in person; and

FURTHER RESOLVED, that Eric Swanson, General Counsel and Secretary of the Company, is hereby designated as the agent for service of the Company in all matters relating to the Form S-8.

March 28, 2016

Registration Statement on Form S-8

WHEREAS, the BATS Global Markets, Inc. 2009 Stock Option Plan (the “2009 Plan”) and BATS Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”), have previously been approved;

RESOLVED, that the officers of the Company (the “Authorized Officers”) are, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to execute and cause to be filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (the “Form S-8”) for the purpose of registering under the Exchange Act the shares of the Company’s Common Stock, par value $0.01 per share, to be issued under the 2009 Plan and 2012 Plan;

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to cause to be executed and filed with the Commission such further amendments or supplements to the Form S-8 as such officers may deem necessary or desirable, or as may be required by the Commission, and to take such other actions and execute such other documents as any of them may deem necessary or appropriate to cause the Form S-8 to become and remain effective under the Securities Act of 1933, as amended (the “Securities Act”);

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to cause to be prepared and distributed to holders of equity awards granted under the 2009 Plan and the 2012 Plan such document or documents as may be required to constitute a prospectus meeting the requirements of

Section 10(a) of the Securities Act covering the Company’s Common Stock subject to the Form S-8;

RESOLVED, that each officer and director who may be required to sign and execute the Form S-8, or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise), be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing Brian Schell, Chief Financial Officer, or Eric Swanson, General Counsel and Secretary, his true and lawful attorneys-in-fact each with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Form S-8 and any and all amendments thereto (including post-effective amendments) and documents in connection therewith, and to file the same with the Commission, each said attorney to have full power and authority to do and perform, in the name of and on behalf of each of said officers and directors of the Company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith, as fully and to all intents and purposes as such officer or director of the Company might or could do in person; and

RESOLVED, that Eric Swanson, General Counsel and Secretary of the Company, is hereby designated as the agent for service of the Company in all matters relating to the Form S-8.

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IN WITNESS WHEREOF, the undersigned has signed this certificate as Secretary of the Corporation as of this 20th day of April, 2016.

/s/ Eric Swanson
Eric Swanson, Secretary